Exhibit 99.1

P3 Health Partners Announces Fourth Quarter and Full Year 2024 Results
Revenue increased 18% year-over-year to $1.50 billion
Affirming 2025 guidance
Management to Host Conference Call and Webcast March 27, 2025 at 4:30 PM ET
HENDERSON, NV—March 27, 2025—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the fourth quarter and full year ended December 31, 2024, and affirmed its 2025 guidance.
“Our business model remains fundamentally strong as we continue to deliver member and top-line growth, quality outcomes, and provider retention,” said Aric Coffman, CEO of P3. “With the $130M+ in identified programmatic opportunities advancing our path to financial sustainability, we remain committed to enabling our payor and provider partners to drive high quality, cost-efficient care and long-term market growth.”
Fourth Quarter 2024 Financial Results
•Total revenue was $370.7 million, an increase of 7% compared to $346.9 million in the fourth quarter of the prior year
•Capitated revenue was $367.5 million, an increase of 7% compared to $342.8 million in the fourth quarter of the prior year
•Gross profit was a loss of $39.5 million, as compared to negative $20.8 million in the fourth quarter of the prior year. Gross profit PMPM was a loss of $103, as compared to a loss of $65 in the fourth quarter of the prior year
•Medical margin(1) was $7.3 million compared to $9.1 million in the prior year. Medical margin PMPM(1) was $19 compared to a medical margin PMPM of $28 in the prior year
•Net loss was $129.1 million compared to a net loss of $69.1 million in the fourth quarter of the prior year. Net loss PMPM was $335 compared to a net loss PMPM of $220 in the prior year
•Adjusted EBITDA loss(1) was $67.6 million compared to an Adjusted EBITDA loss(1) of $44.3 million in the fourth quarter of the prior year. Adjusted EBITDA loss PMPM(1) was $175 compared to Adjusted EBITDA loss PMPM of $138 in the fourth quarter of the prior year

Full-Year 2024 Financial Results
•At-risk membership of 123,800, an increase of approximately 14% compared to 108,900 in the prior year(2)
•Total revenue was $1.50 billion, an increase of 18% compared to $1.27 billion in the prior year
•Capitated revenue was $1.48 billion, an increase of 18% compared to $1.25 billion in the prior year
•Gross profit was a loss of $58.9 million, as compared to positive $31.6 million in the prior year. Gross profit PMPM was a loss of $52, compared to a positive $25 PMPM in the prior year
•Medical margin(1) was $85.5 million, a decrease of 37% compared to $135.1 million in the prior year. Medical margin PMPM(1) was $75, a decrease of 31% compared to a medical margin PMPM of $108 in the prior year
•Net loss was $310.4 million compared to a net loss of $186.4 million in the prior year
•Adjusted EBITDA loss(1) was $167.2 million compared to an Adjusted EBITDA loss(1) of $85.5 million in the prior year. Adjusted EBITDA loss PMPM(1) was $147 compared to Adjusted EBITDA loss PMPM(1) of $68 in the prior year

Fiscal 2025 Guidance

	Year Ended December 31, 2025
	Low	High
At-risk Members	109,000	119,000
Total Revenues (in millions)	$1,350	$1,500
Medical Margin(1)(3) (in millions)	$174	$210
Medical Margin(3) PMPM	$133	$147
Adjusted EBITDA(3) (in millions)	$(35)	$5
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”
(3)     The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.
The foregoing 2025 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.
Management to Host Conference Call and Webcast on March 27, 2025 at 4:30 PM ET

Title & Webcast	P3 Health Fourth Quarter and Full Year 2024 Earnings Conference Call
Date & Time	March 27, 2025, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available at ir.p3hp.org website in advance of the conference call. An archived recording of the webcast will be available at ir.p3hp.org for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 3,100 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 27 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures
In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin, and medical margin PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense, (iv) certain transaction and other related costs and (v) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, medical margin to gross profit, and medical margin PMPM to gross profit PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP.
Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; and the Company’s ability to execute on its identified strategic improvement opportunities, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of fluctuations in risk adjustments; our ability to establish and maintain effective internal controls and the impact of material weaknesses we have identified; our ability to maintain the listing of our securities on Nasdaq; increased labor costs and medical expense; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2024, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Ryan Halsted
Investor Relations
Gilmartin Group
ir@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash	$38,816	$36,320
Restricted cash	5,286	4,614
Health plan receivable, net of allowance for credit losses of $150	121,266	118,497
Clinic fees, insurance and other receivable	3,947	2,973
Prepaid expenses and other current assets	14,422	3,613
Assets held for sale	403	—
TOTAL CURRENT ASSETS	184,140	166,017
Property and equipment, net	5,734	8,686
Intangible assets, net	574,350	666,733
Other long-term assets	19,196	19,531
TOTAL ASSETS (1)	$783,420	$860,967
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,442	$8,663
Accrued expenses and other current liabilities	29,416	36,884
Accrued payroll	2,722	3,506
Health plan settlements payable	55,565	34,992
Claims payable	255,089	178,009
Premium deficiency reserve	67,368	13,670
Accrued interest	12,460	23,648
Current portion of long-term debt	65,000	—
Liabilities held for sale	353	—
TOTAL CURRENT LIABILITIES	496,415	299,372
Operating lease liability	11,339	13,622
Warrant liabilities	10,312	1,085
Contingent consideration	—	4,907
Long-term debt, net	89,824	108,319
Other Long-Term Liabilities	26,001	—
TOTAL LIABILITIES (1)	633,891	427,305
COMMITMENTS AND CONTINGENCIES (Note 13)
MEZZANINE EQUITY:
Redeemable non-controlling interest	73,593	291,532
STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 162,870 and 116,588 shares issued and outstanding as of December 31, 2024 and 2023, respectively	16	12
Class V common stock, $0.0001 par value; 205,000 shares authorized; 195,957 and 196,569 shares issued and outstanding as of December 31, 2024 and 2023, respectively	20	20
Additional paid in capital	579,093	509,442
Accumulated deficit	(503,193)	(367,344)
TOTAL STOCKHOLDERS’ EQUITY	75,936	142,130
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY	$783,420	$860,967
____________________
(1)The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 20 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $9.3 million and $8.6 million as of December 31, 2024 and 2023, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $14.9 million and $13.6 million as of December 31, 2024 and 2023, respectively. These VIE assets and liabilities do not include $40.3 million and $44.2 million of net amounts due to affiliates as of December 31, 2024 and 2023, respectively, as these are eliminated in consolidation and not presented within the consolidated balance sheets.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
OPERATING REVENUE:
Capitated revenue	$367,456	$342,836	$1,483,602	$1,252,309
Other patient service revenue	3,230	4,025	16,853	14,066
TOTAL OPERATING REVENUE	370,686	346,861	1,500,455	1,266,375
OPERATING EXPENSE:
Medical expense	410,224	367,679	1,559,372	1,234,740
Premium deficiency reserve	37,927	(3,344)	53,698	(12,705)
Corporate, general and administrative expense	31,366	24,431	112,596	122,362
Sales and marketing expense	461	721	1,331	3,233
Depreciation and amortization	21,153	21,634	86,058	86,675
Impairment of Assets Held for Sale	8,058	—	8,058	—
TOTAL OPERATING EXPENSE	509,189	411,121	1,821,113	1,434,305
OPERATING LOSS	(138,503)	(64,260)	(320,658)	(167,930)
OTHER INCOME (EXPENSE):
Interest expense, net	(6,834)	(4,046)	(22,173)	(15,985)
Mark-to-market of stock warrants	7,488	760	22,114	433
Other	384	206	1,457	(249)
Gain on asset sale, net	13,269	—	13,269	—
TOTAL OTHER (EXPENSE) INCOME	14,307	(3,080)	14,667	(15,801)
LOSS BEFORE INCOME TAXES	(124,196)	(67,340)	(305,991)	(183,731)
PROVISION FOR INCOME TAXES	(4,952)	(1,767)	(4,387)	(2,695)
NET LOSS	(129,148)	(69,107)	(310,378)	(186,426)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(70,531)	(43,645)	(174,529)	(128,653)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(58,617)	$(25,462)	$(135,849)	$(57,773)

NET LOSS PER SHARE (Note 16):
Basic	(0.36)	(0.22)	(0.94)	(0.61)
Diluted	(0.36)	(0.22)	(1.08)	(0.63)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 16):
Basic	162,634	115,303	145,175	94,889
Diluted	162,634	115,303	146,998	294,590

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(310,378)	$(186,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86,058	86,675
Equity-based compensation	5,752	5,979
Amortization of original issue discount and debt issuance costs	87	472
Accretion of contingent consideration	—	113
Gain on write off of contingent consideration	(4,907)	—
Gain on asset sale	(13,269)	—
Deferred income taxes	(1,090)	—
Impairment of assets held for sale	8,058	—
Mark-to-market adjustment of stock warrants	(22,114)	(433)
Premium deficiency reserve	53,698	(12,705)
Changes in operating assets and liabilities:
Health plan receivable	(2,769)	(46,555)
Clinic fees, insurance, and other receivable	(990)	4,560
Prepaid expenses and other current assets	(10,834)	(1,243)
Other long-term assets	(43)	(58)
Accounts payable, accrued expenses, and other current liabilities	(8,101)	15,988
Accrued payroll	(784)	282
Health plan settlements payable	20,573	21,384
Claims payable	77,080	26,802
Accrued interest	7,895	9,587
Other long-term liabilities	5,897	—
Operating lease liability	53	(450)
Net cash used in operating activities	(110,128)	(76,028)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(1,827)
Proceeds from asset sale	14,525	—
Net cash provided by (used in) investing activities	14,525	(1,827)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	88,057	14,101
Payment of debt issuance costs	(103)	(173)
Proceeds from liability-classified warrants and private placement offering, net of offering costs paid	40,496	86,595
Proceeds from at-the-market sales, net of offering costs paid	33	—
Deferred offering costs paid	(507)	(175)
Payment of tax withholdings upon settlement of restricted stock unit awards	(103)	(16)
Repayment of short-term and long-term debt	(30,973)	—
Proceeds from short-term debt	1,871	—
Net cash provided by financing activities	98,771	100,332
Net change in cash and restricted cash	3,168	22,477
Cash and restricted cash, beginning of year	40,934	18,457
Cash and restricted cash, end of year	$44,102	$40,934

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Year Ended December 31,
	2024	2023
Supplemental disclosures of cash flow information:
Cash paid for interest	$14,191	$5,813
Cash paid for income taxes	$5,477	$567
Supplemental disclosures of non-cash investing and financing information:
Operating lease liabilities arising from obtaining new right-of-use assets	$617	$7,222
Operating lease liabilities and right-of-use assets reduced due to lease modification or termination	$(92)	$—
Increase in accrued expenses related to debt issuance costs and original issue discount	$307	$212
Increase in accounts payable related to private placement offering costs	$686	$12
Increase in accounts payable related to at-the-market offering costs	$—	$19
Increase in accrued expenses related to at-the-market offering costs	$—	$206
Increase in other receivable related to at-the-market sales proceeds	$—	$33
Restricted stock unit awards issued in satisfaction of executive transaction bonuses	$—	$5,000
Remeasurement adjustment to redeemable noncontrolling interest resulting from ownership changes	$(22,831)	$(117,860)
Fair value adjustment to redeemable noncontrolling interest	$(20,579)	$20,579
Warrants issued in connection with new debt	$12,127	$—
Reconciliation of cash and restricted cash:
Cash	$38,816	$36,320
Restricted cash	5,286	4,614
Total cash and restricted cash	$44,102	$40,934

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(129,148)	$(69,107)	$(310,378)	$(186,426)
Interest expense, net	6,834	4,046	22,173	15,985
Depreciation and amortization	21,153	21,634	86,058	86,675
Income tax provision	4,952	1,767	4,387	2,695
Mark-to-market of stock warrants	(7,488)	(760)	(22,114)	(433)
Premium deficiency reserve	37,927	(3,344)	53,698	(12,705)
Equity-based compensation	721	1,720	5,752	5,979
Other(1)	(2,533)	(212)	(6,775)	2,656
Transaction and other related costs(2)	—	—	—	70
Adjusted EBITDA loss	$(67,582)	$(44,256)	$(167,199)	$(85,504)
Adjusted EBITDA loss PMPM	$(175)	$(138)	$(147)	$(92)
_____________________________________________
(1)Other during the year ended December 31, 2024 consisted of (i) interest income, (ii) gain recognized upon the settlement and write-off of contingent consideration related to an acquisition completed in a prior year and (iii) gain recognized on asset sale partially offset by (iv) severance and related expense in connection with our chief executive officer transition (v) loss on impairment on assets held for sale, and (vi) valuation allowance on our notes receivable. Other during the year ended December 31, 2023 consisted of (i) interest income offset by (ii) cybersecurity incident loss, (iii) restructuring and other charges, including severance and benefits paid to employees pursuant to workforce reduction plans, (iv) the disposition of our Pahrump operations, (v) expenses for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with Sarbanes-Oxley Section 404(b), (vi) a legal settlement outside of the ordinary course of business, and (vii) valuation allowance on our notes receivable.
(2)Transaction and other related costs during the year ended December 31, 2023 consisted of legal fees incurred related to acquisition-related litigation.
MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Capitated revenue	$367,456	$342,836	$1,483,602	$1,252,309
Less: medical claims expense	(360,178)	(333,761)	(1,398,143)	(1,117,258)
Medical margin	$7,278	$9,075	$85,459	$135,051
Medical margin PMPM	$19	$28	$75	$108
RECONCILIATION OF GROSS PROFIT (LOSS) TO MEDICAL MARGIN
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gross profit (loss)	$(39,538)	$(20,818)	$(58,917)	$31,635
Other patient service revenue	(3,230)	(4,025)	(16,853)	(14,066)
Other medical expense	50,046	33,918	161,229	117,482
Medical margin	$7,278	$9,075	$85,459	$135,051

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total operating expense	$509,189	$411,121	$1,821,113	$1,434,305
Medical expense	(410,224)	(367,679)	(1,559,372)	(1,234,740)
Depreciation and amortization	(21,153)	(21,634)	(86,058)	(86,675)
Premium deficiency reserve	(37,927)	3,344	(53,698)	12,705
Equity-based compensation	(721)	(1,720)	(5,752)	(5,979)
Other	2,533	212	6,775	(2,656)
Transaction and other related costs	—	—	—	(70)
Adjusted operating expense	$41,697	$23,644	$123,008	$116,890